                                                       January 11, 1996

J.P. MORGAN REPORTS FOURTH QUARTER AND 1995 FULL YEAR RESULTS

J.P. Morgan & Co. Incorporated reported net income of $366 million in the fourth quarter of 1995 versus $193 million a year earlier. Earnings per share were $1.80 in the fourth quarter versus $0.96 a year earlier.
Net income for 1995 totaled $1.296 billion, up 7% from 1994. Earnings per share were $6.42 in 1995 versus $6.02 in 1994.

Douglas A. Warner III, chairman, said: "Stronger earnings in 1995 flowed from across-the-board momentum in meeting the needs of clients worldwide, as well as good results from activities for our own account. We also sharpened our focus on core capabilities with the strategic sale of our securities custody business. In 1996, our drive to earn a growing share of clients' business will continue."

FOURTH QUARTER AND 1995 FULL YEAR RESULTS AT A GLANCE

In millions of dollars,                 Fourth Quarter            Year
except per share data                  1995       1994       1995       1994
____________________________________________________________________________
________________
Revenues                            $ 1,518    $ 1,228    $ 5,904    $ 5,517
Operating expenses                    (990)      (963)    (3,998)    (3,692)
Income taxes                          (162)       (72)      (610)      (610)
____________________________________________________________________________
________________
Net income                           $  366     $  193    $ 1,296    $ 1,215
Net income per share                 $ 1.80     $ 0.96    $  6.42    $  6.02
____________________________________________________________________________
________________
Dividends declared per share         $ 0.81     $ 0.75     $  3.06   $  2.79

REVENUES rose 24% in the fourth quarter from a year ago on stronger results in trading, corporate finance, and investment management activities. Revenues for the year were up 7%.
     - Combined trading and related net interest revenue advanced 58% to
$385 million in     the fourth quarter on higher results in debt
instruments and in equities and    commodities.  In 1995, combined trading
and related net interest revenue rose 16% to      $1.507 billion.
     - Corporate finance revenue increased 30% to $158 million in the
fourth quarter.     Advisory and syndication fees rose 14% in the quarter,
and underwriting revenue      increased 72%.  Corporate finance revenue in
1995 was 35% higher than in 1994.
     - Investment management fees increased 20% to $156 million in the
fourth quarter.     In 1995, investment management fees grew 11%.   In both
the quarter and full year,    operational service fees were essentially
unchanged, and credit-related fees were      lower.
     - Other revenue totaled $177 million in the fourth quarter compared
with $111      million a year ago. The 1995 fourth quarter included a $31
million pretax gain ($19      million after tax) on the previously
announced sales of the firm's custody   businesses.  Net equity investment
securities gains were $99 million in the 1995     fourth quarter compared
with $97 million a year ago.  Other revenue for 1995 totaled     $638
million versus $694 million in 1994.

OPERATING EXPENSES in the fourth quarter were 3% higher than a year ago. In 1995, operating expenses increased 8%, which included a first quarter charge of $55 million, related primarily to severance.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES
REVENUES in the fourth quarter of 1995 totaled $1.518 billion, up 24% from a year earlier. Revenues increased 7% in 1995 to $5.904 billion.

NET INTEREST REVENUE in the fourth quarter totaled $488 million, down 6% from $518 million a year earlier, primarily due to lower trading-related net interest revenue. In 1995, net interest revenue totaled $2.003 billion, comparable with $1.981 billion in 1994. The 1994 amount included $116 million of past due interest on Brazilian and Argentine assets and interest on income tax refunds.

TRADING REVENUE increased to $369 million in the fourth quarter from $153 million in the year-earlier quarter. Reported trading revenue does not include net interest revenue associated with trading activities, which totaled an estimated $16 million in the 1995 fourth quarter, compared with $90 million in the 1994 fourth quarter.

Combined trading and related net interest revenue in the fourth quarter increased 58% to an estimated $385 million from a year earlier. (See the table of combined trading and related net interest revenue by principal
markets on page 10.)   Combined revenue from debt instruments increased to
$189 million in the final quarter from $6 million a year ago as debt markets improved globally. Combined revenue from equities and commodities rose $24 million from a year ago to $31 million in the fourth quarter, primarily due to higher results in equity derivatives. Swaps and other interest rate contracts produced combined revenue of $107 million in the 1995 fourth quarter compared with $149 million in the 1994 fourth quarter, with swaps market-making revenues essentially unchanged. Combined revenue from foreign exchange trading in the fourth quarter declined $23 million to $58 million from the strong quarter a year ago.

In 1995, trading revenue rose 35% to $1.376 billion. Net interest revenue associated with trading activities totaled an estimated $131 million in 1995, down from $282 million in 1994.

Combined trading and related net interest revenue rose 16% to an estimated $1.507 billion in 1995, reflecting improved market conditions and strengthening client demand across the range of the firm's market-making activities. Higher revenue from debt instruments trading accounted for most of the increase in the year. Foreign exchange, and equities and commodities both recorded higher results, while swaps and other interest rate contracts remained significant contributors to revenues.

CORPORATE FINANCE REVENUE rose 30% to $158 million in the fourth quarter. Advisory and syndication fees in the fourth quarter rose 14% from a year ago to $103 million, and debt and equity underwriting revenue was up 72% to $55 million. In 1995, corporate finance revenue totaled $584 million, up 35% from 1994, reflecting increased activity from a broad range of clients. Advisory and syndication fees increased 27% to $395 million in 1995, and debt and equity underwriting revenue rose 52% to $189 million.

CREDIT-RELATED FEES declined 9% to $40 million in the fourth quarter from a year earlier on lower securities lending revenue. Credit-related fees were $162 million in 1995, down 21% from 1994.

INVESTMENT MANAGEMENT FEES in the fourth quarter of 1995 totaled $156 million, up 20% from the fourth quarter of 1994, reflecting an increase in assets under management, primarily from net new business. Investment management fees in 1995 rose 11% to $574 million.

OPERATIONAL SERVICE FEES totaled $129 million in the fourth quarter of 1995 versus $127 million in the year-earlier quarter. In 1995, operational service fees totaled $546 million, unchanged from 1994, as an increase in commissions revenue was offset by lower revenue from custody and trust services.

NET INVESTMENT SECURITIES GAINS were $1 million in the fourth quarter of 1995, compared with $23 million in the fourth quarter of 1994. Net investment securities gains totaled $21 million in 1995 compared with $122 million in 1994.

OTHER REVENUE for the 1995 fourth quarter was $177 million, compared with $111 million in the year-earlier period. Other revenue totaled $638 million in 1995, compared with $694 million in 1994. Net equity investment securities gains were $99 million in the fourth quarter, compared with $97 million a year earlier. Gains for 1995 were $485 million versus $606 million in 1994.

Other revenue for 1995 included a pretax gain of $40 million ($31 million in the fourth quarter) on the previously announced sales of the firm's global and local custody and U.S. commercial paper issuing and paying agency businesses. Gross sales proceeds of $260 million were largely offset by costs of $220 million associated with the exit from these businesses. The costs included a real estate charge of $110 million as a result of the rationalization of the firm's space requirements coincident with the disposition of these businesses and the corresponding reduction in personnel, which totaled approximately 850 employees.

OPERATING EXPENSES
Operating expenses totaled $990 million in the fourth quarter of 1995, 3% above operating expenses of $963 million a year earlier. Employee compensation and benefits expense rose, due to higher incentive compensation accruals. Expenses other than employee compensation and benefits were lower than in the 1994 fourth quarter.

In 1995, operating expenses rose 8% to $3.998 billion, which included a first quarter charge of $55 million related to the firm's expense management initiative. The weakening in the dollar's value accounted for 2 percentage points of the increase. Employee compensation and benefits expense rose, primarily reflecting higher incentive compensation and salary costs. Expenses other than employee compensation and benefits were essentially unchanged from a year ago. At December 31, 1995, staff totaled 15,613 employees compared with 16,394 employees at September 30, 1995, and 17,055 employees at December 31, 1994.

Income tax expense in the fourth quarter totaled $162 million, based on an effective tax rate of 31% versus 27% in the year-earlier quarter. Income tax expense of $610 million for 1995 reflects an effective tax rate of 32%, compared with an effective tax rate of 33% in 1994.

ASSETS
Total assets were $185 billion at December 31, 1995, compared with $178 billion at September 30, 1995. Nonperforming assets declined to $118 million at December 31, 1995, from $188 million at September 30, 1995, as new classifications were more than offset by repayments, sales, and charge-offs. No provision for credit losses was deemed necessary in the 1995 fourth quarter. The allowance for credit losses was $1.130 billion at December 31, 1995. (For details, see asset quality tables on page 11.)

CAPITAL
At December 31, 1995, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.7% and 12.9%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.5% and 12.5%, respectively, at September 30, 1995. The December 31, 1995, leverage ratio was 6.1%, versus 6.3% at September 30, 1995.

At December 31, 1995, stockholders' equity included approximately $566 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $358 million. This compares with $495 million of net unrealized appreciation at September 30, 1995. The unrealized appreciation on debt investment securities was $484 million and $357 million at December 31, 1995, and at September 30, 1995, respectively. The unrealized appreciation on marketable equity investment securities was $440 million at December 31, 1995, and $447 million at September 30, 1995.

As previously reported, the Board of Directors in December declared an increase in the regular quarterly dividend to $0.81 per share from $0.75 per share on the company's common stock for the quarter ended December 31, 1995. The Board also approved the purchase of up to 7 million shares of J.P. Morgan common stock to lessen the dilutive impact on earnings per share of the firm's employee benefit plans. These purchases may be made periodically in 1996 or beyond in the open market or through privately negotiated transactions. The firm purchased approximately 4 million shares in 1995.
                                   #    #    #
J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.

Attached are the financial summary, the financial statements, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).

FINANCIAL SUMMARY

J.P. Morgan & Co. Incorporated
___________________________________________________________________________
_______
Dollars in
millions,
except per
share data         Fourth Quarter      Third       Twelve Months
                __________________________  Quarter
_________________________
                     1995       1994   1995        1995      1994
___________________________________________________________________________
_______
Net income          $366       $193      $360               $1,215
                                                 $1,296


PER COMMON
SHARE

Net income (a)    $ 1.80     $ 0.96    $ 1.78     $ 6.42    $ 6.02
Dividends           0.81       0.75      0.75       3.06      2.79
declared
Book value (b)     50.71      46.73     49.36
___________________________________________________________________________
_______
Weighted-
average number
of common and
common
equivalent     199,829,    196,197,   199,300   198,654   199,056,
shares            966        704       ,749       ,973       561
outstanding
___________________________________________________________________________
______
Dividends
declared on         $152       $140      $140       $574      $530
common stock

Dividends
declared on            6          5         6         24        20
preferred stock



SELECTED RATIOS

Annualized rate
of return on
average common
stockholders'
equity (c)        14.7%        8.1%     14.9%      13.6%     12.9%
As % of period-
end total
assets:
  Common equity      5.4        5.9       5.4
  Total equity       5.7        6.2       5.7


Regulatory
capital ratios
(d)

  Tier 1 risk-
  based capital
  ratio              8.7        9.6       8.5
  Total risk-
based               12.9       14.2      12.5
  capital ratio
  Leverage           6.1        6.5       6.3
ratio
___________________________________________________________________________
_______
AVERAGE
BALANCES
  Debt
investment      $ 23,077   $ 20,431  $ 21,542         $         $
  securities                                     21,999    20,076
(e)
  Loans           24,500     23,384    23,777
                                                 24,147    23,955
  Total
interest-        147,569    137,281   132,423
  earning                                       136,115    134,36
assets                                                          9
  Total assets   189,724    170,739   174,014
                                                178,510    172,58
                                                                1
  Total
interest-
  bearing        142,575    132,049   124,442
  liabilities                                   130,139    127,92
                                                                7
  Total
  liabilities    179,570    161,093   164,055
                                                168,651    162,82
                                                                4
  Common
  stockholders'
  equity           9,660      9,152     9,465
                                                  9,365     9,263
  Total
  stockholders'
  equity           10,154     9,646     9,959
                                                  9,859     9,757

Net interest
earnings (fully
taxable basis)       511        549       534     2,109
                                                            2,101

Net yield on
interest-
earning assets
                  1.37%      1.59%     1.60%      1.55%      1.56%
___________________________________________________________________________
_______
Employees at
period-end        15,613     17,055    16,394
___________________________________________________________________________
_______

(a) Earnings per share amounts represent both primary and fully diluted earnings per share, except for the twelve months ended December 31, 1995.
Fully diluted earnings per share for the twelve months ended December 31, 1995, were $6.36.

(b) Excluding the impact of SFAS No. 115, book value per common share would have been $47.83, $44.39 and $46.82 at December 31, 1995, December 31,
1994, and September 30, 1995, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 15.5%, 8.6% and 15.6% for the three months ended December 31, 1995, December 31, 1994, and September 30, 1995, respectively, and 14.3% and 14.2% for the twelve months ended December 31, 1995 and 1994 respectively.

(d) In accordance with Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan
Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for December 31, 1995, are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.


CONSOLIDATED STATEMENT OF INCOME

J.P. Morgan & Co. Incorporated
______________________________________________________________________________
____________
In millions,
except per share data               Three months ended

_________________________________________________________________
                       December   December  Increase  September    Increase
                             31         31  (Decreas         30  (Decrease)
                           1995       1994        e)       1995

_________________________________________________________________
NET INTEREST REVENUE
Interest revenue         $2,609    $2,369      $240     $2,453        $156
Interest expense          2,121     1,851       270      1,946         175
_________________________________________________________________________________
_________
Net interest revenue        488       518      (30)        507
                                                                (19)

NONINTEREST REVENUE

Trading revenue             369       153        216        399       (30)
Corporate finance
revenue                     158       122         36        195       (37)
Credit-related fees          40        44        (4)         38          2
Investment management
fees                        156       130        26         150          6
Operational service         129       127          2        137        (8)
fees
Net investment
securities                                      (22)       (22)         23
gains (losses)        1          23
Other revenue               177       111         66        145         32
_________________________________________________________________________________
_________
Total noninterest         1,030       710        320      1,042        (12)
revenue

Total revenue             1,518     1,228        290      1,549        (31)

OPERATING EXPENSES

Employee compensation
and                         608       501        107        648        (40)
benefits
Net occupancy                76        74          2         87        (11)
Technology and
communications              165       209       (44)        169         (4)
Other expenses              141       179       (38)        118          23
_________________________________________________________________________________
_________
Total operating             990       963         27      1,022        (32)
expenses

Income before income        528       265       263         527           1
taxes
Income taxes                162        72         90        167         (5)
_________________________________________________________________________________
_________
Net income                  366       193        173        360          6

PER COMMON SHARE

Net income (a)            $1.80     $0.96      $0.84      $1.78      $0.02
Dividends declared         0.81      0.75      0.06        0.75       0.06
_________________________________________________________________________________
_________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.


CONSOLIDATED STATEMENT OF INCOME

J.P. Morgan & Co. Incorporated
___________________________________________________________________________
_______
In millions,
except per share data             Twelve months ended

_______________________________________________________
                           December 31  December 31      Increase
                                  1995         1994    (Decrease)

_______________________________________________________
NET INTEREST REVENUE
Interest revenue                $9,937       $8,379       $1,558
Interest expense                 7,934        6,398        1,536
___________________________________________________________________________
_______
Net interest revenue             2,003        1,981           22

NONINTEREST REVENUE

Trading revenue                  1,376        1,019          357
Corporate finance revenue          584          434          150
Credit-related fees                162          204         (42)
Investment management              574          517           57
fees
Operational service fees           546          546            -
Net investment securities           21          122        (101)
gains
Other revenue                      638          694         (56)
___________________________________________________________________________
_______
Total noninterest revenue        3,901        3,536          365

Total revenue                    5,904        5,517          387

OPERATING EXPENSES

Employee compensation and
benefits                         2,498        2,217          281
Net occupancy                      322          275           47
Technology and                     671          645           26
communications
Other expenses                     507          555         (48)
___________________________________________________________________________
_______
Total operating expenses         3,998        3,692          306

Income before income             1,906        1,825           81
taxes
Income taxes                       610          610            -
___________________________________________________________________________
_______
Net income                       1,296        1,215           81

PER COMMON SHARE

Net income (a)                   $6.42        $6.02        $0.40
Dividends declared                3.06         2.79         0.27
___________________________________________________________________________
_______

(a) See Financial summary for per common share data assuming full dilution.


CONSOLIDATED BALANCE SHEET

J.P. Morgan & Co. Incorporated
___________________________________________________________________________
_______
Dollars in millions             December 31    September December 31
                                                      30
                                       1995         1995        1994

________________________________________________
ASSETS

Cash and due from banks            $  1,535     $  1,519    $  2,210
Interest-earning deposits with        1,986        1,504       1,362
banks
Debt investment securities
available-for-sale carried at
fair value(Cost: $24,154 at
December 1995, $21,657 at
September 1995 and $22,503 at        24,638       22,014      22,657
December 1994)
Trading account assets               69,408       64,696      57,065
Securities purchased under
agreements to resell ($32,157
at December 1995, $30,549 at
September 1995, and $21,170 at
December 1994) and federal           32,157       30,687      21,350
funds sold
Securities borrowed                  19,830       17,840      12,127
Loans                                23,453       25,265      22,080
Less: allowance for credit            1,130        1,132       1,131
losses
___________________________________________________________________________
_______
Net loans                            22,323       24,133      20,949
Customers' acceptance                   237          528         586
liability
Accrued interest and accounts
receivable                            3,539        2,998       5,028
Premises and equipment                3,339        3,453       3,318
Less: accumulated                     1,412        1,453       1,302
depreciation
___________________________________________________________________________
_______
Premises and equipment, net           1,927        2,000       2,016
Other assets                          7,299       10,412       9,567
___________________________________________________________________________
_______
Total assets                        184,879      178,331     154,917
___________________________________________________________________________
_______
LIABILITIES

Noninterest-bearing deposits:
    In offices in the U.S.            3,287        3,525       3,693
    In offices outside the              744          894         767
U.S.
Interest-bearing deposits:
    In offices in the U.S.            2,003        1,669       1,826
    In offices outside the           40,404       40,590      36,799
U.S.
___________________________________________________________________________
_______
Total deposits                       46,438       46,678      43,085
Trading account liabilities          45,289       45,008      36,407
Securities sold under
agreements to repurchase
($40,803 at December 1995,
$38,347 at September 1995,
and $30,179 at December 1994)        45,099       41,879      35,768
and federal funds purchased
Commercial paper                      2,801        2,954       3,507
Other liabilities for
borrowed money                       15,129       14,330      10,900
Accounts payable and accrued
expenses                              5,643        5,570       6,231
Liability on acceptances                237          528         586
Long-term debt not qualifying
as risk-based capital                 5,737        6,028       3,605
Other liabilities                     4,465        1,821       2,063
___________________________________________________________________________
_______
                                    170,838      164,796     142,152
Long-term debt qualifying as
risk-based capital                    3,590        3,422       3,197
___________________________________________________________________________
_______

Total liabilities                   174,428      168,218     145,349

STOCKHOLDERS' EQUITY

Preferred stock (authorized
shares: 10,000,000):
  Adjustable rate cumulative
  preferred stock, $100 par
  value(issued and outstanding:
  2,444,300)                            244          244         244
  Variable cumulative preferred
  stock, $1,000 par value
(issued                                 250          250         250
  and outstanding: 250,000)
Common stock, $2.50 par value
(authorized shares:
500,000,000; issued:
200,678,373 at December 1995,
200,677,173 at September 1995           502          502         502
and 200,668,373 at December
1994)
Capital surplus                       1,430        1,433       1,452
Retained earnings                     7,731        7,526       7,044
Net unrealized gains on
investment securities, net of           566          495         456
taxes
Other                                   552          439         367
___________________________________________________________________________
_______
                                     11,275       10,889      10,315
Less: treasury stock
(13,562,755 shares at
December 1995, 13,107,615
shares at September 1995 and
12,966,917 shares at December           824          776         747
1994) at cost
___________________________________________________________________________
_______
Total stockholders' equity           10,451       10,113       9,568
___________________________________________________________________________
_______
Total liabilities and
stockholders' equity                184,879      178,331     154,917
___________________________________________________________________________
_______

CONSOLIDATED STATEMENT OF CONDITION

Morgan Guaranty Trust Company of New
York
___________________________________________________________________________
_______
Dollars in millions                            December   December
                                                     31         31
                                                   1995       1994

_________________________________
ASSETS

Cash and due from banks                          $1,421   $  2,182
Interest-earning deposits with banks              2,081      1,605
Debt investment securities available-for-
sale                                             23,625     21,292
carried at fair value
Trading account assets                           55,298     45,386
Securities purchased under agreements to
resell                                           21,013     16,562
and federal funds sold
Loans                                            20,628     19,397
Less: allowance for credit losses                 1,021      1,025
___________________________________________________________________________
_______
Net loans                                        19,607     18,372
Customers' acceptance liability                     237        556
Accrued interest and accounts receivable          3,401      3,594
Premises and equipment                            2,958      2,967
Less: accumulated depreciation                    1,224      1,149
___________________________________________________________________________
_______
Premises and equipment, net                       1,734      1,818
Other assets                                      4,574      7,360
___________________________________________________________________________
_______
Total assets                                    132,991    118,727
___________________________________________________________________________
_______

LIABILITIES

Noninterest-bearing deposits:
    In offices in the U.S.                        3,254      3,698
    In offices outside the U.S.                     839        770
Interest-bearing deposits:
    In offices in the U.S.                        1,846      1,480
    In offices outside the U.S.                  40,450     38,566
___________________________________________________________________________
_______
Total deposits                                   46,389     44,514
Trading account liabilities                      39,126     30,730
Securities sold under agreements to
repurchase                                       20,090     22,099
and federal funds purchased
Other liabilities for borrowed money              7,368      5,320
Accounts payable and accrued expenses             4,168      2,902
Liability on acceptances                            237        556
Long-term debt not qualifying as risk-based       2,786      1,968
capital
Other liabilities                                 2,852      2,080
___________________________________________________________________________
_______
                                                123,016    110,169
Long-term debt qualifying as risk-based           1,509      1,249
capital
___________________________________________________________________________
_______
Total liabilities                               124,525    111,418

STOCKHOLDER'S EQUITY

Preferred stock, $100 par value
  (authorized shares: 2,500,000)                      -          -
Common stock, $25 par value
  (authorized and outstanding shares:               250        250
10,000,000)
Surplus                                           2,820      2,670
Undivided profits                                 5,136      4,266
Net unrealized gains on investment
securities, net of                                  264        124
taxes
Foreign currency translation                        (4)        (1)
___________________________________________________________________________
_______
Total stockholder's equity                        8,466      7,309
___________________________________________________________________________
_______
Total liabilities and stockholder's equity      132,991    118,727
___________________________________________________________________________
_______

Member of the Federal Reserve System and the Federal Deposit Insurance
Corporation.


COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated
___________________________________________________________________________
_______
Dollars in millions

                                          Foreign
                    Swaps and            exchange
                        other            spot and  Equities
                     interest      Debt    option       and
                         rate
                    contracts instrumen  contract commoditi    Total
                                     ts         s        es
___________________________________________________________________________
_______

FOURTH QUARTER
1995
Trading revenue          $116       $147      $51       $55     $369
Net interest
revenue*                   (9)        42        7      (24)       16
___________________________________________________________________________
_______
Combined total            107       189        58        31      385

___________________________________________________________________________
_______
FOURTH QUARTER
1994
Trading revenue           144       (72)       78         3      153
Net interest                 5        78        3         4       90
revenue
___________________________________________________________________________
_______
Combined total            149          6       81         7      243

___________________________________________________________________________
_______
TWELVE MONTHS
1995
Trading revenue           451        424      193       308    1,376
Net interest                1        213               (89)      131
revenue*                                 6
___________________________________________________________________________
_______
Combined total            452        637      199       219    1,507
___________________________________________________________________________
_______
TWELVE MONTHS
1994
Trading revenue           663         41      131       184    1,019
Net interest
revenue**                  13        302        3      (36)      282
___________________________________________________________________________
_______
Combined total            676        343      134       148    1,301


*Estimated

**Certain amounts have been reclassified to conform with 1995 classifications.


ASSET QUALITY
J.P. Morgan & Co. Incorporated
________________________________________________________________________


NONPERFORMING ASSETS

                        December 31   September    December
                                             30          31
Dollars in millions            1995        1995        1994
________________________________________________________________________
Impaired loans:
   Commercial and               $67        $135        $136
industrial
   Other                         48          50          81
________________________________________________________________________
                                115         185         217

Restructuring countries           2           2           2
________________________________________________________________________
Total impaired loans            117         187         219

Other nonperforming               1           1           1
assets
________________________________________________________________________
Total nonperforming             118         188         220
assets
________________________________________________________________________


ALLOWANCE FOR CREDIT LOSSES

                        December 31   September  December 31
                                             30
Dollars in millions            1995        1995         1994
_________________________________________________________________________
Allowance for credit         $1,130      $1,132       $1,131
losses
_________________________________________________________________________


                              Fourth Quarter              Twelve
                                                     Months

______________________________________________________
                               1995     1994        1995       1994
___________________________________________________________________________
_______
Charge-offs:
   Commercial and              ($8)     ($7)       ($39)      ($37)
industrial
   Restructuring                  -      (1)           -       (18)
countries
   Other                       (10)      (5)        (16)       (17)
Recoveries                       16       11         54         45
___________________________________________________________________________
_______
